Vocera Announces Fourth Quarter 2019 Financial Results

SAN JOSE, Calif. - February 6, 2020 - Vocera Communications, Inc. (NYSE: VCRA), a recognized leader in clinical communication and workflow solutions, today reported total revenue of $49.7 million for the fourth quarter of 2019, compared to revenue of $48.9 million in the fourth quarter of 2018.

“For the year, we drove bookings growth of 10% compared to 2018. We continued the trend toward large, new customer wins and sizeable expansions, demonstrating both our continued high win rate and the value our existing customers see in our solution,” said Brent Lang, Chairman and Chief Executive Officer of Vocera. “2019 was an important transitional year for the company as we revamped our sales organization and introduced several strategically important new products.”

Fourth quarter of 2019 financial highlights include:

•	Total revenue of $49.7 million, compared to $48.9 million last year

•	GAAP net loss per share of $(0.05); non-GAAP diluted earnings per share of $0.15

•	GAAP net loss of $(1.7) million; Adjusted EBITDA of $6.9 million

•	Full-year bookings of $199.2 million, up 10% year-over-year

•	Deferred revenue and backlog combined of $136.3 million as of December 31, 2019, an increase of 13% over last year

Fourth Quarter 2019 Results
Total revenue for the fourth quarter of 2019 was $49.7 million, an increase of 2% compared to last year.

(in thousands)	Three months ended December 31,
	2019	2018	% change
Product revenue
Device	$17,658	$15,402	14.6%
Software	9,257	11,793	(21.5)
Total product	$26,915	$27,195	(1.0)%

Service revenue
Maintenance and support	$17,987	$16,774	7.2%
Professional services and training	4,750	4,911	(3.3)
Total service	22,737	21,685	4.9%
Total revenue	$49,652	$48,880	1.6%

GAAP gross margin for the fourth quarter of 2019 was 61.4%, compared to 63.8% in the fourth quarter of 2018.

	Three months ended December 31,
	2019	2018
Gross margin
Product	68.1%	72.1%
Service	53.6	53.4
Total gross margin	61.4%	63.8%

Non-GAAP gross margin
Product	69.7%	75.3%
Service	57.6	57.4
Total non-GAAP gross margin	64.2%	67.4%

GAAP net loss for the fourth quarter of 2019 was $(1.7) million, or $(0.05) per share, compared to GAAP net loss of $(1.1) million, or $(0.04) per share in the fourth quarter of 2018.

	Three months ended December 31,
(in thousands except per share amounts)	2019	2018
Net loss	$(1,686)	$(1,101)
Net loss per share	$(0.05)	$(0.04)
Non-GAAP net income	$4,947	$5,591
Non-GAAP diluted net income per share	$0.15	$0.18
Adjusted EBITDA	$6,926	$7,528

Deferred revenue at December 31, 2019 was $61.5 million compared to $58.6 million at December 31, 2018. Cash, cash equivalents and short-term investments were $229.9 million at December 31, 2019 and $221.2 million at December 31, 2018.

Full Year and First Quarter 2020 Guidance

For the full-year 2020, the Company expects revenue between $186.0 million and $196.0 million and a GAAP loss per share between $(0.66) and $(0.48). The Company expects non-GAAP diluted earnings per share to be between $0.18 and $0.33 and non-GAAP Adjusted EBITDA to be between $15.5 million and $20.5 million.

For the first quarter of 2020, the Company expects revenue between $36.0 million and $39.0 million and a GAAP loss per share between $(0.43) and $(0.35). The Company expects non-GAAP diluted loss per share to be between $(0.23) and $(0.15) and non-GAAP Adjusted EBITDA to be between $(5.0) million and $(2.5) million.

(in millions except per share amounts)	Q1’20		FY’20
	Low	High	Low	High
Revenue	$36.0	$39.0	$186.0	$196.0
Loss per share	$(0.43)	$(0.35)	$(0.66)	$(0.48)
Non-GAAP diluted earnings (loss) per share	$(0.23)	$(0.15)	$0.18	$0.33
Adjusted EBITDA	$(5.0)	$(2.5)	$15.5	$20.5

Certain amounts in our release may not re-compute due to rounding. A reconciliation of non-GAAP to GAAP financial measures, and first quarter and full-year guidance, are included in the financial schedules.

Conference Call Information
Vocera Communications will host a conference call at 5 p.m. ET (2 p.m. PT) today, February 6, 2020, to discuss the Company’s results.

Investors may access a free, live webcast of the call through the Investors section of the Company’s website at investors.vocera.com.

The call also can be accessed by dialing 833-238-7944, or 647-689-4192 for international callers, and using the access code 9877834.

A webcast replay of the call will be archived at investors.vocera.com.

Forward-Looking Statements
Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the U.S. federal securities laws, including our expected operating results for the first quarter and full year 2020. These forward-looking statements are based on limited information currently available to us and our management`s expectations, which are inherently subject to change and involve a number of risks and uncertainties.
Actual events or results may differ materially from those in any forward-looking statement due to various factors, including but not limited to, changes in regulations in the U.S. and other countries; the effects on government and commercial hospital customers of the federal budget and budgetary uncertainty; changes in healthcare insurance coverage and consumers’ utilization of healthcare and hospital services; our ability to achieve and maintain profitability; the demand for our various solutions in the healthcare and other markets; our lengthy and unpredictable sales cycle; our ability to offer high-quality services and support for our solutions; our ability to achieve anticipated strategic or financial benefits from our acquisitions; our ability to acquire the sole and limited source hardware and software components of our solutions; our ability to obtain the required capacity and product quality from our contract manufacturers; our ability to develop and introduce new solutions and features to existing solutions and to manage our growth; the impact of tax law reform on us or our customers; and the other factors described in our most recently filed Quarterly Report on Form 10-Q, as well as our other filings with the Securities and Exchange Commission (SEC). Our filings with the SEC are available on the Investors section of the Company’s web site at www.vocera.com. The financial and other information contained in this press release should be read in conjunction with the financial statements and notes thereto included in our filings with the SEC. Our operating results for any historical period, including the fourth quarter of 2019, are not necessarily indicative of our operating results for any future periods. This press release speaks only as of its date. We assume no obligation to update the information in this press release, to revise any forward-looking statements, or to update the reasons actual events or results could differ materially from those anticipated in forward-looking statements.

Use of Non-GAAP Financial Information
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates the Company’s results and makes operating decisions using various GAAP and non-GAAP measures. In addition to our GAAP results, we also consider non-GAAP gross margin, non-GAAP gross margin for products and for services, non-GAAP net income/(loss), non-GAAP diluted earnings/(loss) per share and non-GAAP operating expenses. We also present Adjusted EBITDA, a non-GAAP measure that we reconcile to net income/(loss). These non-GAAP measures should not be considered as a substitute for the corresponding financial measure derived in accordance with GAAP. We present the non-GAAP measures because we consider them to be important supplemental information for our investors for analyzing our performance, core operating results and trends. Investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures included with this press release.
Our non-GAAP gross margins, non-GAAP net income/(loss), non-GAAP diluted earnings/(loss) per share, non-GAAP operating expenses, and Adjusted EBITDA are exclusive of certain items to facilitate management’s review of the comparability of our core operating results on a period to period basis because such items are not related to our ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:
a) Stock-based compensation expense impact. We recognize equity plan-related compensation expenses, which represent the fair value of all share-based payments to employees, including grants of employee stock options and restricted stock units as non-GAAP adjustments in each period.
b) Amortization of acquired intangibles. We acquired certain companies in 2014 and 2016, and booked intangible assets related to these acquisitions. The amortization of these acquired intangible assets is excluded from non-GAAP net income because it is not related to ongoing controllable management decisions and because it is non-cash in nature.
c) Acquisition related expenses. In addition to the amortization of acquired intangibles mentioned above, we also adjust for certain acquisition-related expenses that we may incur including (i) professional service fees and (ii) transition costs. Professional service fees include third party costs related to the acquisition, such as due diligence costs, accounting fees, legal fees, valuation services and commissions, if any. Transition costs include retention payments, transitional employee costs and earn-out payments (including amounts relating to the distribution of purchase consideration among the selling equity holders) treated as compensation expense. We consider such costs and adjustments as highly variable in amount and frequency, being significantly impacted by the timing and size of any acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management can better focus on the organic continuing operations of our baseline and acquired businesses.

d) Restructuring costs. We exclude restructuring costs from non-GAAP measures because we do not regard these limited-term or one-time costs as reflective of normal costs we incur to operate our business. These are defined in U.S. GAAP to include one-time employee termination benefits, contract termination costs, and other associated costs, with respect to exit or disposal activities.
Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Vocera’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock award grants.
We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:
1) Such non-GAAP financial measures provide an additional analytical tool for understanding our financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;
2) These non-GAAP financial measures facilitate comparisons to the operating results of other companies commonly compared to us, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance; and
3) These non-GAAP financial measures are employed by our management in their own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting.
Set forth below are additional reasons why share-based compensation expense is excluded from our non-GAAP financial measures:
i) While share-based compensation constitutes one of our ongoing and recurring expenses, it is not an expense that requires cash settlement by us. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.
ii) We present share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation are dependent upon the trading price of our common stock and the timing and exercise by employees of their stock options. As a result of these timing and market uncertainties, the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.
As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for our GAAP results. In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

•
Our stock options, restricted stock units, and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in our GAAP results for the foreseeable future; and

•	Other companies may calculate non-GAAP financial measures differently than us, limiting their usefulness as a comparative measure.
Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between our non-GAAP and GAAP financial results is set forth in the financial tables referred to above, and linked to, this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results for the respective periods.
About Vocera:
The mission of Vocera Communications, Inc. is to simplify and improve the lives of healthcare professionals and patients, while enabling hospitals to enhance quality of care and operational efficiency. In 2000, when the company was founded, we began to forever change the way care teams communicate. Today, Vocera offers the leading platform for improving clinical communication and workflow. More than 1,850 facilities worldwide, including nearly 1,600 hospitals and healthcare facilities, have selected our clinical communication and workflow solutions. Care team members use our solutions to communicate and collaborate with co-workers by securely texting or calling, and to be notified of important alerts and alarms. They can choose the right device for their role or task, including smartphones or our hands-free, wearable Vocera Smartbadge and Vocera Badge. Interoperability between the Vocera Platform and more than 150 clinical and operational systems helps reduce alarm fatigue; speed up staff response times; and improve patient care, safety, and experience. In addition to healthcare, Vocera is at home in luxury hotels, aged care facilities, retail stores, schools, power facilities, libraries, and more. Vocera solutions make mobile workers safer and more effective by enabling them to connect instantly with other people and access resources or information quickly. Vocera has made the list of Forbes 100 Most Trustworthy Companies in America. Learn more at www.vocera.com and follow @VoceraComm on Twitter.

Vocera® and the Vocera logo are trademarks of Vocera Communications, Inc. registered in the United States and other jurisdictions. All other trademarks appearing in this release are the property of their respective owners.

Contacts:

Investors:
Sue Dooley
Vocera Communications, Inc.
408.882.5971
investorrelations@vocera.com

Media:
Philip Anast
Amendola Communications
312.576.6990
panast@acmarketingpr.com

Vocera Communications, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019	2018
Revenue
Product	$26,915	$27,195	$92,561	$97,447
Service	22,737	21,685	87,940	82,183
Total revenue	49,652	48,880	180,501	179,630
Cost of revenue
Product	8,589	7,578	29,039	27,425
Service	10,553	10,105	42,363	40,318
Total cost of revenue	19,142	17,683	71,402	67,743
Gross profit	30,510	31,197	109,099	111,887
Operating expenses
Research and development	8,828	8,249	34,280	30,879
Sales and marketing	16,165	16,272	63,168	62,214
General and administrative	6,239	6,126	25,774	25,099
Total operating expenses	31,232	30,647	123,222	118,192
Income (loss) from operations	(722)	550	(14,123)	(6,305)
Interest income	1,200	1,189	5,110	3,044
Interest expense	(2,265)	(2,138)	(8,789)	(5,241)
Other expense, net	15	(558)	(158)	(1,523)
Loss before income taxes	(1,772)	(957)	(17,960)	(10,025)
Benefit from (provision for) income taxes	86	(144)	(20)	351
Net loss	$(1,686)	$(1,101)	$(17,980)	$(9,674)

Loss per share
Basic	$(0.05)	$(0.04)	$(0.57)	$(0.32)
Diluted	$(0.05)	$(0.04)	$(0.57)	$(0.32)
Weighted average shares used to compute net loss per share
Basic	31,579	30,592	31,273	30,041
Diluted	31,579	30,592	31,273	30,041

Vocera Communications, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	December 31, 2019	December 31, 2018
Assets
Current assets
Cash and cash equivalents	$25,704	$34,276
Short-term investments	204,164	186,894
Accounts receivable, net of allowance	42,547	40,127
Other receivables	6,312	4,148
Inventories	4,576	4,350
Prepaid expenses and other current assets	5,149	4,691
Total current assets	288,452	274,486
Property and equipment, net	8,661	7,468
Intangible assets, net	5,461	9,070
Goodwill	49,246	49,246
Deferred commissions	10,477	10,303
Other long-term assets	8,158	1,525
Total assets	$370,455	$352,098
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$6,036	$4,217
Accrued payroll and other current liabilities	14,757	12,885
Deferred revenue, current	50,033	44,053
Total current liabilities	70,826	61,155
Deferred revenue, long-term	11,442	14,579
Convertible senior notes, net	117,178	110,540
Other long-term liabilities	7,184	2,957
Total liabilities	206,630	189,231
Stockholders' equity	163,825	162,867
Total liabilities and stockholders’ equity	$370,455	$352,098

Vocera Communications, Inc.
Three months ended December 31, 2019

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2019	expense (a)	(b)	expense (c)	adjustments	2019
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$26,915	$—	$—	$—	$—	$26,915
Service	22,737	—	—	—	—	22,737
Total revenue	49,652	—	—	—	—	49,652
Cost of revenue
Product	8,589	187	239	—	426	8,163
Service	10,553	923	—	—	923	9,630
Total cost of revenue	19,142	1,110	239	—	1,349	17,793
Gross profit	$30,510	$1,110	$239	$—	$1,349	$31,859

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2019	expense (a)	(b)	expense (c)	adjustments	2019
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$8,828	$1,077	$—	$—	$1,077	$7,751
Sales and marketing	16,165	1,728	313	—	2,041	14,124
General and administrative	6,239	2,128	38	—	2,166	4,073
Total operating expenses	$31,232	$4,933	$351	$—	$5,284	$25,948

(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.
(c) This adjustment reflects the costs associated with the acquisition in 2016.

Three months ended December 31, 2018
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2018	expense (a)	(b)	expense (c)	adjustments	2018
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$27,195	$—	$—	$—	$—	$27,195
Service	21,685	—	—	—	—	21,685
Total revenue	48,880	—	—	—	—	48,880
Cost of revenue
Product	7,578	123	748	—	871	6,707
Service	10,105	855	—	20	875	9,230
Total cost of revenue	17,683	978	748	20	1,746	15,937
Gross profit	$31,197	$978	$748	$20	$1,746	$32,943

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2018	expense (a)	(b)	expense (c)	adjustments	2018
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$8,249	$812	$—	$—	$812	$7,437
Sales and marketing	16,272	1,654	378	—	2,032	14,240
General and administrative	6,126	2,043	39	20	2,102	4,024
Total operating expenses	$30,647	$4,509	$417	$20	$4,946	$25,701
(a) This adjustment reflects the accounting impact of non-cash stock-based compensation expense.
(b) This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.
(c) This adjustment reflects the costs associated with the acquisition in 2016.

Vocera Communications, Inc.
Year ended December 31, 2019
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2019	expense (a)	(b)	expense (c)	adjustments	2019
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$92,561	$—	$—	$—	$—	$92,561
Service	87,940	—	—	—	—	87,940
Total revenue	180,501	—	—	—	—	180,501
Cost of revenue
Product	29,039	689	2,001	—	2,690	26,349
Service	42,363	3,752	—	—	3,752	38,611
Total cost of revenue	71,402	4,441	2,001	—	6,442	64,960
Gross profit	$109,099	$4,441	$2,001	$—	$6,442	$115,541

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2019	expense (a)	(b)	expense (c)	adjustments	2019
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$34,280	$3,955	$—	$—	$3,955	$30,325
Sales and marketing	63,168	7,014	1,418	—	8,432	54,736
General and administrative	25,774	8,455	156	—	8,611	17,163
Total operating expenses	$123,222	$19,424	$1,574	$—	$20,998	$102,224
(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.

(b)	This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.
(c)This adjustment reflects the costs associated with the acquisition in 2016.

Year ended December 31, 2018
		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2018	expense (a)	(b)	expense (c)	adjustments	2018
Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit (Unaudited)
Revenue
Product	$97,447	$—	$—	$—	$—	$97,447
Service	82,183	—	—	—	—	82,183
Total revenue	179,630	—	—	—	—	179,630
Cost of revenue
Product	27,425	491	2,824	—	3,315	24,110
Service	40,318	3,123	—	200	3,323	36,995
Total cost of revenue	67,743	3,614	2,824	200	6,638	61,105
Gross profit	$111,887	$3,614	$2,824	$200	$6,638	$118,525

		Stock	Intangible	Acquisition
(In thousands)	GAAP	compensation	amortization	related	Total	Non-GAAP
	2018	expense (a)	(b)	expense (c)	adjustments	2018
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses (Unaudited)

Research and development	$30,879	$2,976	$—	$—	$2,976	$27,903
Sales and marketing	62,214	6,560	1,511	—	8,071	54,143
General and administrative	25,099	7,814	162	110	8,086	17,013
Total operating expenses	$118,192	$17,350	$1,673	$110	$19,133	$99,059

(a)This adjustment reflects the accounting impact of non-cash stock-based compensation expense.

(b)	This adjustment reflects the accounting impact of acquisitions in 2014 and 2016 in non-cash expense.

(c)	This adjustment reflects the costs associated with the acquisition in 2016.

Vocera Communications, Inc.
Non-GAAP Net income and net income per share and Adjusted EBITDA
(In thousands, except per share amounts)
(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2019	2018	2019		2018
GAAP net loss	$(1,686)	$(1,101)	$(17,980)		$(9,674)
Add back:
Stock compensation expense	6,043	5,487	23,865		20,964
Acquisition related expenses	—	40	—		310
Interest income	(1,191)	(1,174)	(5,065)		(2,971)
Interest expense	2,265	2,138	8,789	—	5,241
Depreciation and amortization expense	1,581	1,994	7,289		7,662
Provision for (benefit from) income taxes	(86)	144	20		(351)
Non-GAAP adjusted EBITDA	$6,926	$7,528	$16,918		$21,181

GAAP net loss	$(1,686)	$(1,101)	$(17,980)		$(9,674)
Add back:
Stock compensation expense	6,043	5,487	23,865		20,964
Intangible amortization	590	1,165	3,575		4,497
Acquisition related expenses	—	40	—		310
Non-GAAP net income	$4,947	$5,591	$9,460		$16,097
Non-GAAP net income per share
Basic	$0.16	$0.18	$0.30		$0.54
Diluted	$0.15	$0.18	$0.30		$0.51
Weighted average shares used to compute non-GAAP net income per share
Basic	31,579	30,592	31,273		30,041
Diluted	31,992	31,772	32,065		31,334

Vocera Communications, Inc.
Future guidance for operating results
(In millions, except per share amounts)

Reconciliation for GAAP to Non-GAAP for net income (loss) and net income (loss) per share
	Three months ended March 31, 2020		Year ended December 31, 2020
	Low	High	Low	High
Revenue	$36.0	$39.0	$186.0	$196.0
GAAP net loss	(13.5)	(11.0)	(21.4)	(15.4)
Stock compensation expense	5.8	5.8	26.0	25.0
Intangible amortization expense	0.4	0.4	1.4	1.4
Total adjustments	6.2	6.2	27.4	26.4
Non-GAAP net income	$(7.3)	$(4.8)	$6.0	$11.0
Weighted average shares (in thousands)
Basic	31,742	31,742	32,218	32,218
Diluted - GAAP	31,742	31,742	32,218	32,218
Diluted	31,742	31,742	33,118	33,118

GAAP loss per share:
Basic	$(0.43)	$(0.35)	$(0.66)	$(0.48)
Diluted	$(0.43)	$(0.35)	$(0.66)	$(0.48)
Non-GAAP net income per share :
Basic	$(0.23)	$(0.15)	$0.19	$0.34
Diluted	$(0.23)	$(0.15)	$0.18	$0.33

Reconciliation of Non-GAAP net income to adjusted EBITDA
	Three months ended March 31, 2020		Year ended December 31, 2020
	Low	High	Low	High
Non-GAAP net income	$(7.3)	$(4.8)	$6.0	$11.0
Interest expense, net	1.2	1.2	5.0	5.0
Depreciation expense	1.0	1.0	4.0	4.0
Provision for income taxes	0.1	0.1	0.5	0.5
Total adjustments	2.3	2.3	9.5	9.5
Adjusted EBITDA	$(5.0)	$(2.5)	$15.5	$20.5

* Amounts may not recompute due to rounding.